EXHIBIT 99.1

CrossAmerica Partners LP Announces the Acquisition of Erickson Oil Products, Inc.

ALLENTOWN, PA (December 10, 2014) - CrossAmerica Partners LP (NYSE: CAPL) (the “Partnership”) announced today that it entered into definitive agreements to purchase all the outstanding shares of Hudson, WI based Erickson Oil Products, Inc. (“Erickson”) and certain related assets for $85 million, subject to certain closing adjustments.

Erickson operates 64 convenience stores located in Minnesota, Michigan, Wisconsin and South Dakota, with a concentration in the Minneapolis / St. Paul region. The stores operate primarily under Erickson’s own proprietary store brand, Freedom Valu. Of the 64 store locations, 59 are owned fee simple with the remaining sites being leaseholds. For the twelve month period ending October 31, 2014, the stores sold approximately 68 million gallons of motor fuel and had approximately 95 million in non-fuel revenue at the stores. The Partnership initially intends to operate the convenience stores within the Partnership and expects to transfer the operation of certain sites over time to CST Brands, Inc. (“CST”), the parent company of the general partner of the Partnership and one of the largest independent retailers of motor fuels and convenience merchandise in North America.

“We are delighted to acquire the high quality Erickson portfolio as well as to enter into a promising new market” said President and CEO Joe Topper. “The Erickson family built a great organization with high caliber employees and a strong work ethic. Along with our partners at CST, we expect to continue to grow the Erickson platform to further expand in the region,” Topper added.

Gary Vander Vorst, president of Erickson, said, “This acquisition will enhance Erickson’s growth and competitiveness, and create new opportunities for our customers, employees and communities.”

The transaction is subject to customary closing conditions and is expected to close during the first quarter of 2015.

About CrossAmerica Partners LP

CrossAmerica Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America. Formed in 2012, CrossAmerica Partners distributes fuel to over 1,100 locations and owns or leases more than 625 sites in sixteen states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, Illinois, Indiana, West Virginia and Virginia. The Partnership has long-term established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for many additional brands. For additional information, please visit www.crossamericapartners.com.

Investor Contact:

Karen Yeakel

Vice President, Investor Relations

CrossAmerica Partners LP

610-625-8126

kyeakel@lehighgas.com

Forward-Looking Statements

This press release and any oral statements made regarding the subjects of this release may contain forward-looking statements, which may include, but are not limited to, statements regarding the Partnership’s plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that the Partnership expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon the Partnership’s current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Partnership’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Partnership on its website or otherwise. The Partnership does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Partnership does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the Partnership’s Form 10-K filed on March 10, 2014 and Form 10-Q filed on November 7, 2014 with the Securities and Exchange Commission as well as in the Partnership’s other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.

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